EXHIBIT 99.1

Abeona Therapeutics Inc. Announces
Closing of its Underwritten Offering of Common Stock

New York, NY, and Cleveland, OH – November 1, 2016 - Abeona Therapeutics Inc. (NASDAQ: ABEO), a clinical stage biopharmaceutical company focused on developing therapies for life-threatening rare genetic diseases, today announced the closing of its underwritten public offering of 6,000,000 shares of common stock, at a public offering price of $7.00 per share. The gross offering size was approximately $42,000,000 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

Jefferies LLC acted as the sole book-running manager for the offering. Cantor Fitzgerald & Co. acted as lead manager and FBR Capital Markets & Co., H.C. Wainwright & Co., JonesTrading Institutional Services LLC and Maxim Group LLC acted as co-managers for the offering.

The securities described above were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-205128) that was filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2015 and that was declared effective by the SEC on July 23, 2015. A final prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained by request at Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, telephone: (877) 821-7388, e-mail: Prospectus_Department@Jefferies.com.

The securities described above have not been qualified under any state blue sky laws. This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Abeona being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Abeona: Abeona Therapeutics Inc. is a clinical stage biopharmaceutical company developing gene and plasma-based therapies for life-threatening rare genetic diseases. Abeona's lead programs are ABO-102 (AAV-SGSH) and ABO-101 (AAV-NAGLU), adeno-associated virus (AAV) based gene therapies for Sanfilippo syndrome (MPS IIIA and IIIB, respectively). Abeona is also developing EB-101 (gene-corrected skin grafts) for recessive dystrophic epidermolysis bullosa (RDEB), EB-201 for epidermolysis bullosa (EB), ABO-201 (AAV-CLN3) gene therapy for juvenile Batten disease (JNCL), ABO-202 (AAV-CLN1) gene therapy for treatment of infantile Batten disease (INCL), and ABO-301 (AAV-FANCC) for Fanconi anemia (FA) disorder and ABO-302 using a novel CRISPR/Cas9-based gene editing approach to gene therapy for rare blood diseases. In addition, Abeona has a plasma-based protein therapy pipeline, including SDF Alpha™ (alpha-1 protease inhibitor) for inherited COPD, using its proprietary SDF™ (Salt Diafiltration) ethanol-free process.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties. These statements include, without limitation, our anticipated offering, anticipated use of proceeds and plans and prospects for Abeona and other statements including the words “may,” will,” “anticipate,” “believe,” “estimate,” expect,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) constitute and intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms, or at all, and such other risk factors as are set forth in the Company's Annual Reports on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise.

Investor Contact:

Christine Silverstein

Vice President, Investor Relations

Abeona Therapeutics Inc.
+1 (212)-786-6212

csilverstein@abeonatherapeutics.com

Media Contact:
Andre’a Lucca
Vice President, Communications & Operations
Abeona Therapeutics Inc.
+1 (212)-786-6208

alucca@abeonatherapeutics.com